UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2008
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.
(a) On February 18, 2008, the Board of Directors of Champion Enterprises, Inc. (the “Company”) approved the recommendation of the Compensation and Human Resources Committee (the “Committee”) for the 2008 annual incentive program for executive officers of the Company, effective January 1, 2008, under the Company’s 2005 Equity Compensation and Incentive Plan (the “2005 Incentive Plan”). The performance criterion for this program is Total Business Value. Total Business Value is calculated using a proprietary model developed by the Company and a third party financial advisor that values the financial performance of the Company as a function of its cash earnings, cash return on investment, and net distributions to the Company’s equity holders (the “Total Business Value”). Under this program, each executive officer is assigned a target bonus amount that is a certain percentage of his or her annual base salary ranging from 50% up to 100% for the President of the Company. The bonus payable will be a percentage of the executive officer’s target bonus amount based upon the change in Total Business Value during 2008. Payouts under the program can range from $0 for below threshold performance up to a maximum of 300% of the target bonus for exemplary performance. The Committee may in its discretion increase or decrease the bonus payable by up to 50% of the target bonus for significant increases or decreases in U.S. factory-built housing shipments, or for other exceptional performance considerations such as acquisitions, divestitures, or for outstanding individual contributions.
(b) On February 18, the Board also granted 2008 performance share awards under the 2005 Incentive Plan to executive officers and other employees of the Company, as recommended by the Committee. The Board also approved the performance criterion and performance goals for the 2008 performance share awards. The performance criterion for these awards is Total Business Value. The 2008 performance share awards are earned based on the percentage increase in Total Business Value over the three-year performance period from 2008 to 2010. In addition, the employee must remain employed with the Company until the shares vest when 2010 earnings are finalized in early 2011. Unlike previous performance share awards, shares are not earned or vested each year.
(c) On February 18, the Board also granted an additional performance share award pursuant to a Transformation Growth Program (“TGP”) under the 2005 Incentive Plan to executive officers and other employees of the Company, as recommended by the Committee. The Board also approved the performance criterion and performance goals for the TGP performance share awards. The TGP performance share awards are earned over a five-year performance period from January 1, 2008 through December 31, 2012. The TGP performance share awards are earned upon the achievement of three distinct performance goals: (i) the Company’s achievement of a Total Business Value threshold indicating a median or above improvement in Total Business Value over the performance period, (ii) the Company’s achievement of revenue objectives set in accordance with the Company’s strategic plan, and (iii) the employees continued employment with the Company until the performance share awards are vested. The number of shares earned is prorated between the threshold revenue amount, where 50% of the shares are earned, and the maximum revenue objective, where 100% of the shares are earned. No shares are earned if the Total Business Value threshold is not met or if the threshold revenue objective is not met. Shares can be earned early if the Total Business Value threshold and the threshold revenue objective are achieved during the third or fourth year of the performance period. The TGP performance share awards earned by each employee vest one-third on the date that earnings are finalized for the year the shares were earned (the “Initial Payment Date”), a second one-third vest on the first anniversary of the Initial Payment Date, and the final one-third vest on the second anniversary of the Initial Payment Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
	By:	/s/ Roger K. Scholten
Roger K. Scholten, Senior Vice President and
Date: February 22, 2008		General Counsel